EXHIBIT 10.80

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is dated as of ___, 201__ (the “Assignment Date”) by and among VPC Onshore Specialty Finance Fund II, L.P. (the “Assignor”) and ___________, a __________ (the “Assignee”).

WHEREAS, reference is made to (a) that certain Third Amended and Restated Financing Agreement, dated as of February 1, 2017 (as the same has been and may further be amended, restated, modified and/or supplemented from time to time, the “Financing Agreement”), by and among Rise SPV, LLC, a Delaware limited liability company (the “US Term Note Borrower”), as the US Term Note Borrower, Elevate Credit International Ltd., a company incorporated under the laws of England with number 05041905 (the “UK Borrower”), as the UK Borrower, Elevate Credit Service, LLC, a Delaware limited liability company, as the US Last Out Term Note Borrower (“Elevate Credit” or the “US Last Out Term Note Borrower”), Elevate Credit, Inc., a Delaware corporation as the US Convertible Term Note Borrower (“Elevate Credit Parent” or the “US Convertible Term Note Borrower”; the US Term Note Borrower, the UK Borrower, the US Last Out Term Note Borrower and the US Convertible Term Note Borrower, each a “Borrower” and collectively, the “Borrowers”), the Guarantors (as defined therein) from time to time party thereto (such Guarantors, collectively with the Borrowers, the “Credit Parties”), Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders and the Holders (each as defined therein), and the Lenders from time to time party thereto, pursuant to which the applicable Lenders have made, and from time to time may make, loans and other extensions of credit to the applicable Borrowers subject to the terms and conditions therein contained; and (b) those certain other Transaction Documents (as defined in the Financing Agreement);

WHEREAS, the Assignor wishes to sell and assign, and the Assignee wishes to assume and purchase, a portion of that certain Senior Secured US Term Note issued to the Assignor on February 1, 2017 in the original principal amount of $100,000,000 (the “Note”), as allocated and set forth on Exhibit A attached hereto, for an agreed consideration (the “Purchase Price”); and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Assignor and the Assignee hereby agree as follows:

1. Recitals; Definitions. The Recitals set forth above are incorporated herein as though fully set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Financing Agreement.

2. Assignment and Assumption.

(a) The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, all of the Assignor’s rights, title and interest in and to the portion of the Note (including, without limitation, the portion of the Maximum Commitment evidenced by such Note and the commitment to make additional term loans under such Note or the Financing Agreement) set forth on Exhibit A attached hereto (the “Assigned Interest”) as of the Assignment Date.

The Assignee hereby acknowledges receipt of a copy of the Financing Agreement and the other Transaction Documents. Except as otherwise set forth in this Agreement, from and after the Assignment Date, solely to the extent of the Assigned Interest, (i) the Assignee shall be a party to and be bound by the provisions of the Financing Agreement and the other Transaction Documents and have the rights and obligations of a “Lender” thereunder, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Financing Agreement and the other Transaction Documents. Simultaneously with the execution of this Agreement, the assignment hereunder of the Assigned Interest shall be registered in the Register and shall be effective upon such registration.

(b) As consideration for the sale and assignment contemplated hereby, the Assignee shall, on the Assignment Date, pay to the Assignor an amount equal to the Purchase Price in immediately available funds by wire transfer to the account designated in writing by the Assignor, without setoff, deduction, or counterclaim.

3. Representations and Warranties.

(a) Neither the Assignor nor the Assignee makes any representation or warranty, nor shall any such party have any responsibility to the other party, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Financing Agreement or the other Transaction Documents, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of the Financing Agreement or the other Transaction Documents or any other document referred to or provided for therein or for any failure by the Borrower, the Guarantor or any other Person to perform any of its obligations thereunder or for the existence, value, perfection or priority of any Collateral, collateral security or the financial or other condition of the Borrower or any other obligor or guarantor, or any other matter relating to the Financing Agreement or the other Transaction Documents.

(b) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest; (ii) the Assigned Interest is free and clear of any lien, security interest, encumbrance or other adverse claim; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (iv) the Assignor has not engaged nor will it engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”)) in connection with the transfer of the Assigned Interest from Assignor to Assignee or any of the other transactions described in this Agreement; (v) subject to the actual knowledge of the Assignor, as of the Assignment Date, no material default had occurred or was continuing under the Financing Agreement or the other Transaction Documents; and (vi) as of the Assignment Date, the Assignor had no actual knowledge of any material facts or circumstances which could reasonably be expected to result in a default under the Financing Agreement or the other Transaction Documents or in the invalidity or unenforceability of the Financing Agreement or any of the other Transaction Documents.

(c) The Assignee represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) it is receiving the Assigned Interest from Assignor for Assignee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Assigned Interest within the meaning of the 1933 Act, and the Assignee has no present intention of selling or otherwise disposing of all or any portion of the Assigned Interest; (iii) it is an “accredited investor” as defined under Regulation D under the 1933 Act, has had access to all information regarding the Borrower and its present and prospective businesses, assets, liabilities, financial condition and prospects that the Assignee reasonably considers important in making the decision to acquire the Assigned Interest, and has had ample opportunity to ask questions of the Borrower’s representatives concerning such matters and this investment; (iv) it is fully aware of: (A) the highly speculative nature of the investment in the Assigned Interest; (B) the financial hazards involved; (C) the lack of liquidity of the Assigned Interest and the restrictions on transferability of the Assigned Interest specified therein; (D) the qualifications and backgrounds of the management of the Borrower; and (E) the tax consequences of any investment in the Assigned Interest; (v) by reason of the Assignee’s business or financial experience, the Assignee is capable of evaluating the merits and risks of an investment in the Assigned Interest, has the ability to protect the Assignee’s own interests in this transaction and is financially capable of bearing a total loss of an investment in the Assigned Interest; (vi) the Assigned Interest was not offered or sold to the Assignee by way of any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act); (vii) it understands and acknowledges that, in reliance upon the representations and warranties made by the Assignee herein, the Assigned Interest is not being registered with the Securities and Exchange Commission (“SEC”) nor are they being qualified under the laws of any other state, but instead are being transferred under an exemption or exemptions from the registration and qualification requirements of relevant law, which impose certain restrictions on the Assignee’s ability to transfer the Assigned Interest; (viii) it understands that it may not transfer any portion of the Assigned Interest, unless the Assigned Interest is registered under the 1933 Act or qualified under applicable state securities law, as relevant, or unless, in the reasonable opinion of counsel to the Borrower, exemptions from such registration and qualification requirements are available, and the Assignee understands that only the Borrower may file a registration statement with the SEC and that currently the Borrower is under no obligation to do so with respect to the Assigned Interest; (ix) it understands that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities, requires that the Assigned Interest be held for a minimum period, after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144, and the Assignee understands that Rule 144 may indefinitely restrict transfer of the Assigned Interest if Assignee is, and for so long as the Assignee remains, an “affiliate” of the Borrower and “current public information” about the Borrower (as defined in Rule 144) is not publicly available; and (x) it understands that the Assigned Interest acquired by the Assignee will bear legends required by federal or state laws which would impose legend obligations on the Assigned Interest as transferred hereby, and the Assignee agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, the Borrower may issue appropriate “stop transfer” instructions to its transfer agent, if any, with respect to any portion of the Assigned Interest, or if the Borrower transfers each of its own securities, that it may make appropriate notations to the same effect in the Borrower’s records.

4. Wrongful Payments. If the Assignee shall at any time receive payment on account of the Assigned Interest in violation of this Agreement, the Financing Agreement or any other Transaction Document, whether received by voluntary payment, by sale, disposition, or other realization upon or from any collateral security, by the exercise of the right of set-off, by counterclaim, cross action or by the enforcement of any agreement of the Borrower relating to the Note, or by proceedings in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, the Assignee shall receive and hold the same in trust, as trustee, for the benefit of the Assignor and shall forthwith deliver the same to the Assignor in precisely the form received (except for the endorsement or assignment by the Assignee where necessary). If the Assignor determines at any time that any amount received or collected by the Assignee hereunder must be returned to the Borrower or any other Person pursuant to any bankruptcy or insolvency proceeding, as a result of deposits to the Assignor that are subsequently returned unpaid or are otherwise uncollected or subject to an adjustment entry by an applicable depository institution, then the Assignee agrees to pay to the Assignor on demand such amount as shall have been distributed to the Assignee, together with interest thereon at such rate, if any, as the Assignor shall be required to pay to the Borrower or such other Person with respect thereto.

5. Indemnification.

(a) The Assignee agrees to indemnify, defend and hold harmless the Assignor, its affiliates and their respective officers, directors, employees, attorneys, representatives and agents (the “Assignor Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, actions, judgments, or suits of any kind or nature with respect to any claims asserted against an Assignor Indemnified Person in connection with (i) the breach (including, but not limited to, any breach of the representations and warranties of the Assignee herein) of this Agreement by the Assignee, except to the extent such liabilities, obligations, losses, damages, actions, judgments, or suits arise as a result of the gross negligence or willful misconduct of the Assignor Indemnified Person(s) and (ii) any taxes imposed on any Assignor Indemnified Party (including any withholding taxes) as the result of the receipt of any payments on the Note attributable to the Assigned Interest and any payment pursuant to this Agreement.

(b) The Assignor agrees to indemnify, defend and hold harmless the Assignee and each of its employees and agents (the “Assignee Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, actions, judgments, or suits of any kind or nature with respect to any claims asserted against an Assignee Indemnified Person in connection with the breach of this Agreement by the Assignor, except to the extent such liabilities, obligations, losses, damages, actions, judgments, or suits arise as a result of the gross negligence or willful misconduct of the Assignee Indemnified Person(s).

6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the respective parties hereto. In the event of any such sale, pledge, encumbrance, assignment or other disposition by the Assignee of all or any portion of the Assigned Interest, the Assignee agrees to disclose to such recipient the existence of this Agreement and the rights and obligations of the Assignor, the Agent and the

Assignee hereunder, and shall not consummate any such sale, pledge, encumbrance, assignment or other disposition unless such recipient shall agree to be bound by the terms of this Agreement as the “Assignee” with respect to the Assigned Interest pursuant to a joinder agreement or other documentation reasonably acceptable to the Assignor.

7. Taxes.

(a) By its confirmation and acceptance of this Agreement, the Assignee represents and warrants that it is and will be throughout the term of the Financing Agreement and the other Transaction Documents:

(i) a regarded “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) or an exempted limited partnership or company registered in the Cayman Islands,

(ii) not (x) a bank described in Section 881(c)(3)(A) of the Code, (y) a ten percent (10%) shareholder of the Borrower within the meaning of Section 881(c)(3)(B) and Section 871(h)(3)(B) of the Code, or (z) a controlled foreign corporation receiving interest from a related person (within the meaning of Section 864(d)(4) of the Code);

(iii) entitled to receive any and all payments to be made to it hereunder or under the Financing Agreement or the other Transaction Documents without the withholding of any tax; and

(iv) in full compliance with all of the provisions under the Foreign Account Tax Compliance Act.

(b) The Assignee will (i) prior to receiving any payment pursuant to this Agreement (or upon request by Assignor), furnish to the Assignor United States Internal Revenue Service Form W-9 or W-8, as applicable (or any successor form) and (ii) as requested by the Assignor from time to time, such other certifications, statements and other documents deemed reasonably necessary or appropriate by the Assignor to evidence the Assignee’s complete exemption from the withholding of any tax imposed by any applicable jurisdiction or to enable the Assignor to comply with any applicable laws or regulations relating thereto.

(c) The Assignee and the Assignor agree for United States federal and other applicable income tax purposes to treat the assignment and sale contemplated hereby as representing a direct ownership held by the Assignee in the Assigned Interest and to not take any position inconsistent therewith.

(d) The Assignee hereby represents that none of the Purchase Price payable to Assignor hereunder will be subject to any withholding or similar tax.

8. Notices.

(a) All notices, requests and other communications provided for hereunder shall be in writing (including, by facsimile transmission) and mailed by certified or registered mail, overnight courier, faxed or delivered, to the address or facsimile number specified below; or, to such other address as shall be designated by such party in a written notice to each of the other parties hereto given in compliance herewith.

If to the Assignor:

VPC Onshore Specialty Finance Fund II, L.P.

227 W. Monroe Street, Suite 3900

Chicago, Illinois 60606

Telephone: (312) 705-2786

Facsimile: (312) 701-0794

Attention: Scott R. Zemnick, Esq.

with a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Telephone:	(312) 902-5297
(312) 902-5495
Facsimile:	(312) 577-8964
(312) 577-8854
Attention:	Mark R. Grossmann, Esq.
Scott E. Lyons, Esq.

If to the Assignee:

_____________

Facsimile:    ___________

Attention:    ___________

(b) All such notices, requests and communications shall be effective (i) if delivered in person, when delivered, (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago Time, otherwise on the next Business Day, (iii) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (iv) if mailed, upon the third Business Day after the date deposited into the U.S. Mail, certified or registered.

9. Entire Agreement; Amendments and Waivers. This Agreement and, to the extent applicable, the Financing Agreement and other Transaction Documents, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto. There are no other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this

Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay on the part of the Assignor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Assignor of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

10. GOVERNING LAW. THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER, EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF DELAWARE AND WAIVES ANY OBJECTION IT MAY HAVE IN RESPECT OF SUCH DISPUTE ON THE GROUND OF VENUE OR THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR PURSUANT TO THIS AGREEMENT OR UNDER ANY AGREEMENT, DOCUMENT OR INSTRUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

12. Further Assurances. Each of the parties hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13. Severability. In the event that one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement.

14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15. Headings. The headings of the several sections and paragraphs herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile or email (via .pdf file) transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the respective parties hereto have executed and delivered this Assignment and Assumption Agreement as of the day and year first above written.

ASSIGNOR:

VPC ONSHORE SPECIALTY FINANCE FUND II, L.P.

By:	Victory Park Capital Advisors, LLC
Its:	Investment Manager

By:
Name:	Scott R. Zemnick
Title:	General Counsel

[Signature Page to Assignment and Assumption Agreement]

IN WITNESS WHEREOF, the respective parties hereto have executed and delivered this Assignment and Assumption Agreement as of the day and year first above written.

ASSIGNEE:

By:

Name:

Title:

[Signature Page to Assignment and Assumption Agreement]

EXHIBIT A

Legal Name of the Assignor:                 VPC Onshore Specialty Finance Fund II, L.P.

Legal Name of Assignee:                        __________________________________

Allocation	Amount
US Term Note Commitment to be Assigned
Aggregate Amount of US Term Note Commitments for all Lenders
Percentage Assigned of US Term Note Commitments